N-SAR Exhibit: Sub-item 77H
Legg Mason Global Asset
Management Trust (Registrant)

Legg Mason Capital Management
Growth Trust, Legg Mason Capital
Management Special Investment Trust
and Legg Mason Capital Management
Value Trust (the Series), each became
a series of Legg Mason Global Asset
Management Trust, effective February
24, 2012. Registrants Amended and
Restated Declaration of Trust
evidencing addition of the Series, is
incorporated by reference to
Registrants Form N-1A, Post Effective
Amendment 32 to the Securities Act of
1933 and Post Effective Amendment 33
to the Investment Company Act, as
amended, filed with the Securities and
Exchange Commission pursuant to Rule
485(b), on February 24, 2012, Accession
No. 0001193125-12-078444.